                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Arizona Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-71928) and in this Amendment no. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10553).


                                        /s/  ERNST & YOUNG LLP


Chicago, Illinois
February 19, 2002